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                                  EXHIBIT 23.2



We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-xxxxx) pertaining to the Commerce Bancorp, Inc. 1997 Employee Stock Option Plan, of our report dated January 28, 2000 with respect to the consolidated financial statements of Commerce Bancorp, Inc. and Subsidiaries, included in its Annual Report (Form 10-K) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.




                                                              Ernst & Young LLP

Philadelphia, Pennsylvania
June 28, 2000